BRAZE REPORTS FISCAL SECOND QUARTER 2024 RESULTS

Second quarter revenue grew 33.6% year-over-year to $115.1 million

Achieved dollar-based net retention of 120% for the trailing 12 months

NEW YORK -- (BUSINESSWIRE) -- September 7, 2023 -- Braze (Nasdaq: BRZE) the leading comprehensive customer engagement platform that powers interactions between consumers and the brands they love, today announced results for its fiscal quarter ended July 31, 2023.

“We delivered another strong quarter, demonstrating strong top-line growth and operating efficiency,” said Bill Magnuson, cofounder and CEO of Braze. “Ambitious brands around the world continue to advance and consolidate their technology ecosystem with Braze’s AI-infused, real-time Customer Engagement Platform. Alongside messaging with traditional channels like e-mail, SMS, mobile push notifications, and in-product communication, Braze customers are also taking advantage of newly supported messaging options like WhatsApp to power more effective cross-channel experiences, and relying on Braze's sophisticated data capabilities to enhance their investments in first party data. We are excited to continue developing leading solutions that position Braze to become the industry standard for customer engagement.”

Fiscal Second Quarter 2024 Financial Highlights

•Revenue was $115.1 million compared to $86.1 million in the second quarter of the fiscal year ended January 31, 2023, up 33.6% year-over year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $109.7 million compared to $81.7 million in the second quarter of the fiscal year ended January 31, 2023, and professional services and other revenue was $5.4 million compared to $4.4 million in the second quarter of the fiscal year ended January 31, 2023.
•Remaining performance obligations as of July 31, 2023 was $523.5 million, of which $353.3 million is current, which we define as less than one year.
•GAAP Gross Margin was 69.2% compared to 68.2% in the second quarter of the fiscal year ended January 31, 2023.
•Non-GAAP Gross Margin was 70.0% compared to 69.3% in the second quarter of the fiscal year ended January 31, 2023.
•Dollar-based net retention for all customers for the trailing 12 months ended July 31, 2023 and July 31, 2022 was 120% and 126%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 123% compared to 130% in the second quarter of the fiscal year ended January 31, 2023.
•Total customers increased to 1,958 as of July 31, 2023 from 1,599 as of July 31, 2022; 173 of our customers had ARR of $500,000 or more as of July 31, 2023, compared to 139 customers as of July 31, 2022.
•GAAP operating loss was $35.4 million compared to an operating loss of $35.1 million in the second quarter of the fiscal year ended January 31, 2023. Contributors to the operating loss in the quarter included $24.8 million on stock-based compensation expense.
•Non-GAAP operating loss was $7.6 million compared to a loss of $17.5 million in the second quarter of the fiscal year ended January 31, 2023.
•GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.33 compared to $0.35 in the second quarter of the fiscal year ended January 31, 2023.
•Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.04 compared to $0.16 in the second quarter of the fiscal year ended January 31, 2023.

•Net cash used in operating activities was $17.5 million compared to net cash used in operating activities of $16.3 million in the second quarter of the fiscal year ended January 31, 2023.
•Free cash flow was $(18.7) million compared to $(24.7) million in the second quarter of the fiscal year end January 31, 2023.
•Total cash and cash equivalents, restricted cash, and marketable securities was $476.2 million as of July 31, 2023 compared to $482.7 million as of January 31, 2023.

Recent Business Highlights

•Notable new business wins and upsells in the quarter included Miro, the National Basketball Association, Rappi, and Stori.
•Unveiled Sage AI, a set of advanced artificial intelligence and machine learning capabilities deeply integrated into the Braze platform, data flows, and execution stack designed to drive faster and better customer engagement outcomes.
•Launched Braze Instant Insights, a suite of Snowflake Native Apps on Snowflake Marketplace.
•Introduced new data integration innovations and partnerships to help brands create personalized, cross-channel campaigns faster by reducing data complexities between marketing and technical teams.
•Braze joined the Russell 3000 Index in its annual reconstitution in June.
•Braze released its second annual Environmental, Social, and Governance Report in July.

Financial Outlook

Braze is initiating guidance for the fiscal third quarter ending October 31, 2023, and updating guidance for the fiscal year ending January 31, 2024.

Metric (in millions, except per share amounts)	FY 2024 Q3 Guidance	FY 2024 Guidance
Revenue	$116.5 - 117.5	$451.5 - 454.5
Non-GAAP operating loss	$(15.5) - (16.5)	$(47.0) - (49.0)
Non-GAAP net loss	$(13.0) - (14.0)	$(37.0) - (39.0)
Non-GAAP net loss per share	$(0.13) - (0.14)	$(0.37) - (0.39)
Weighted average shares outstanding	~100.2	~98.8

Braze also reiterated guidance on its non-GAAP operating loss margin, which it believes will be negative 7% or better during the fourth quarter of the fiscal year ending January 31, 2024.

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Second Quarter Fiscal Year 2024 Financial Results Conference Call
When: Thursday, September 7th at 4:30 pm EDT / 2:00 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating income margin, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating income margin, and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, acquisition related expense, amortization of intangible assets, and restructuring expense. Prior to the fourth quarter of the fiscal year ended January 31, 2023, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating income margin, or non-GAAP net loss for acquisition related expense, because there was not acquisition activity by Braze in prior periods. Additionally, prior to the second quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss or non-GAAP net loss for amortization of intangible assets, because there were no such amortizations in prior periods, or for restructuring expense, because such amounts were not material in prior periods. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the third quarter of and full fiscal year ended January 31, 2024. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” “and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (2) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (3) Braze’s history of operating losses; (4) Braze’s limited operating history at its current scale; (5) Braze’s ability to successfully manage its growth; (6) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (7) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (8) Braze’s ability to attract new customers and renew existing customers; (9) the competitive markets in which Braze participates and the intense competition that it faces; (10) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (11) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2023, Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023, filed with the SEC on June 9, 2023, and other subsequent reports filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love. With Braze, global brands can ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies. Braze has been recognized as one of Fortune’s 2022 Best US Workplaces in Technology, Fortune’s 2022 Best US Workplaces for Women, 2022 UK Best Workplaces for Women by Great Place to Work, and Fortune's 2022 Best US Workplace for Millennials. The company is headquartered in New York with 10+ offices across North America, Europe and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Revenue	$115,107	$86,131	$216,887	$163,626
Cost of revenue (1)(2)	35,474	27,352	68,161	53,258
Gross profit	79,633	58,779	148,726	110,368

Operating expenses:
Sales and marketing (1)(2)(6)	60,417	50,007	117,679	96,051
Research and development (1)(2)	29,132	23,336	58,877	44,956
General and administrative (1)(2)(3)(4)(5)(6)	25,453	20,543	49,436	44,117
Total operating expenses	115,002	93,886	225,992	185,124
Loss from operations	(35,369)	(35,107)	(77,266)	(74,756)
Other income, net	3,865	1,729	7,324	1,759
Loss before provision for income taxes	(31,504)	(33,378)	(69,942)	(72,997)
Provision for income taxes	545	35	933	49
Net loss	(32,049)	(33,413)	(70,875)	(73,046)
Net loss attributable to redeemable non-controlling interest	(355)	(527)	(727)	(891)
Net loss attributable to Braze, Inc.	$(31,694)	$(32,886)	$(70,148)	$(72,155)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.33)	$(0.35)	$(0.72)	$(0.77)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	97,180	94,103	97,023	93,668

(1) Includes stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of revenue	$901	$911	$1,790	$1,831
Sales and marketing	7,807	5,439	15,655	11,106
Research and development	9,929	6,921	19,772	13,094
General and administrative	6,139	3,842	11,705	8,053
Total stock-based compensation expense	$24,776	$17,113	$48,922	$34,084

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of revenue	$30	$24	$52	$40
Sales and marketing	247	220	364	387
Research and development	266	124	522	251
General and administrative	65	164	155	229
Total employer taxes related to stock-based compensation	$608	$532	$1,093	$907

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
General and administrative	$964	$—	$964	$4,260
(4) Includes acquisition related expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
General and administrative	$678	$—	$1,946	$—
(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
General and administrative	$148	$—	$148	$—
(6) Includes restructuring related expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Sales and marketing	$541	$—	$541	$—
General and administrative	103	—	103	$—
Total restructuring costs	$644	$—	$644	$—

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	July 31, 2023	January 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,302	$68,587
Restricted cash, current	3,373	—
Accounts receivable, net of allowance of $2,414 and $1,613 at July 31, 2023 and January 31, 2023, respectively	70,133	78,338
Marketable securities	394,946	410,083
Prepaid expenses and other current assets	28,281	26,163
Total current assets	574,035	583,171
Restricted cash, noncurrent	530	4,036
Property and equipment, net	20,680	20,339
Operating lease right-of-use assets	45,375	46,261
Deferred contract costs	55,456	48,451
Goodwill	28,045	—
Intangible assets, net	4,122	500
Other assets	3,897	2,648
TOTAL ASSETS	$732,140	$705,406
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,882	$3,101
Accrued expenses and other current liabilities	56,261	37,415
Deferred revenue	176,803	166,092
Operating lease liabilities, current	13,522	10,695
Total current liabilities	248,468	217,303
Operating lease liabilities, noncurrent	38,063	40,590
Other long-term liabilities	4,510	755
TOTAL LIABILITIES	291,041	258,648
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	728	1,455
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of July 31, 2023 and January 31, 2023, respectively; 66,542,527 and 61,585,973 shares issued and outstanding as of July 31, 2023 and January 31, 2023, respectively	6	6
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of July 31, 2023 and January 31, 2023, respectively; 31,687,453 and 34,389,453 shares issued and outstanding as of July 31, 2023 and January 31, 2023, respectively	4	4
Additional paid-in capital	870,313	806,044
Accumulated other comprehensive loss	(5,877)	(6,824)
Accumulated deficit	(424,075)	(353,927)
TOTAL STOCKHOLDERS’ EQUITY	440,371	445,303
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$732,140	$705,406

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended July 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(70,875)	$(73,046)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	49,002	34,253
Amortization of deferred contract costs	13,941	10,984
Depreciation and amortization	2,845	1,900
Provision for credit losses	1,294	(155)
Value of common stock donated to charity	964	4,260
Amortization of discount/premium on marketable securities	991	215
Non-cash foreign exchange loss	510	295
Other	494	(36)
Changes in operating assets and liabilities:
Accounts receivable	8,926	16,622
Prepaid expenses and other current assets	(2,029)	3,110
Deferred contract costs	(21,018)	(14,661)
ROU assets and liabilities	991	2,617
Other assets	(959)	521
Accounts payable	(1,315)	582
Accrued expenses and other current liabilities	15,297	4,419
Deferred revenue	6,471	9,703
Other long-term liabilities	(498)	17
Net cash provided by operating activities	5,032	1,600
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition; net of cash acquired	(16,318)	—
Purchases of property and equipment	(427)	(9,844)
Capitalized internal-use software costs	(1,640)	(783)
Purchases of marketable securities	(121,392)	(543,880)
Maturities of marketable securities	136,289	150,708
Net cash used in investing activities	(3,488)	(403,799)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	7,333	5,411
Net cash provided by financing activities	7,333	5,411
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(295)	(1,268)
Net change in cash, cash equivalents, and restricted cash	8,582	(398,056)
Cash, cash equivalents, and restricted cash, beginning of period	72,623	482,973
Cash, cash equivalents, and restricted cash, end of period	$81,205	$84,917

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Gross profit	$79,633	$58,779	$148,726	$110,368
Plus:
Stock-based compensation expense	901	911	1,790	1,831
Employer taxes related to stock-based compensation expense	30	24	52	40
Non-GAAP gross profit	$80,564	$59,714	$150,568	$112,239
GAAP gross margin	69.2%	68.2%	68.6%	67.5%
Non-GAAP gross margin	70.0%	69.3%	69.4%	68.6%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

GAAP sales and marketing expense	$60,417	$50,007	$117,679	$96,051
Less:
Stock-based compensation expense	7,807	5,439	15,655	11,106
Employer taxes related to stock-based compensation expense	247	220	364	387
Restructuring expense	541	—	541	—
Non-GAAP sales and marketing expense	$51,822	$44,348	$101,119	$84,558

GAAP research and development expense	$29,132	$23,336	$58,877	$44,956
Less:
Stock-based compensation expense	9,929	6,921	19,772	13,094
Employer taxes related to stock-based compensation expense	266	124	522	251
Non-GAAP research and development expense	$18,937	$16,291	$38,583	$31,611

GAAP general and administrative expense	$25,453	$20,543	$49,436	$44,117
Less:
Stock-based compensation expense	6,139	3,842	11,705	8,053
Employer taxes related to stock-based compensation expense	65	164	155	229
1% Pledge charitable contribution expense	964	—	964	4,260
Acquisition related expense	678	—	1,946	—
Amortization of intangibles expense	148	—	148	—
Restructuring expense	103	—	103	—
Non-GAAP general and administrative expense	$17,356	$16,537	$34,415	$31,575

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Loss from operations	$(35,369)	$(35,107)	$(77,266)	$(74,756)
Plus:
Stock-based compensation expense	24,776	17,113	48,922	34,084
Employer taxes related to stock-based compensation expense	608	532	1,093	907
1% Pledge charitable contribution expense	964	—	964	4,260
Acquisition related expense	678	—	1,946	—
Amortization of intangibles expense	148	—	148	—
Restructuring expense	644	—	644	—
Non-GAAP operating loss from operations	$(7,551)	$(17,462)	$(23,549)	$(35,505)
GAAP operating margin	(30.7)%	(40.8)%	(35.6)%	(45.7)%
Non-GAAP operating margin	(6.6)%	(20.3)%	(10.9)%	(21.7)%

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Net loss attributable to Braze, Inc.	$(31,694)	$(32,886)	$(70,148)	$(72,155)
Plus:
Stock-based compensation expense	24,776	17,113	48,922	34,084
Employer taxes related to stock-based compensation expense	608	532	1,093	907
1% Pledge charitable contribution expense	964	—	964	4,260
Acquisition related expense	678	—	1,946	—
Amortization of intangibles expense	148	—	148	—
Restructuring expense	644	—	644	—
Non-GAAP net loss attributable to Braze, Inc. (1)	$(3,876)	$(15,241)	$(16,431)	$(32,904)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.04)	$(0.16)	$(0.17)	$(0.35)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	97,180	94,103	97,023	93,668

(1) Assumes no tax impact due to the Company’s net loss position and deferred tax assets.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Net cash provided by/(used in) operating activities	$(17,517)	$(16,321)	$5,032	$1,600
Less:
Purchases of property and equipment	(387)	(7,884)	(427)	(9,844)
Capitalized internal-use software costs	(788)	(477)	(1,640)	(783)
Non-GAAP free cash flow	$(18,692)	$(24,682)	$2,965	$(9,027)

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Meghan Halaszynski
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.